SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      July 13, 2001
                                                       -------------

                                Zeta Corporation
                                ----------------
             (Exact name of registrant as specified in its charter)



Florida                  000-29819               58-2349413
-------                  ---------               ----------
(State or other          (Commission             (IRS Employer
jurisdiction of          File Number)            Identification
incorporation)                                   Number)

1628 West 1st Avenue, Suite 214, Vancouver, British Columbia     V6J 1G1
                                                                 -------
         (Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code:   (604) 659-5005
                                                      --------------


ITEM 1. Changes in Control of Registrant.

None.

ITEM 2.  Acquisition or Disposition of Assets.

None.

ITEM 3. Bankruptcy or Receivership.

None.

ITEM 4.  Changes in Registrant's Certifying Accountant.

None.

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ITEM 5.  Other Events.

     At a board of directors meeting held on July 13, 2001, the Company's Board of Directors agreed to issue 2,233,333 shares of its common stock at a price of $0.06 per share in exchange for satisfaction of a debt owed to Harmel S. Rayat, a director of the Company. The debt was for a total of $134,000.00 advanced for management fees. The shares will be considered issued prior to the forward split approved by the shareholders at a meeting held July 12, 2001. After the issuance of these shares and prior to the forward split, the Company will have a total of 12,533,333 shares of common stock outstanding.

ITEM 6.  Resignations of Registrant's Director's

None.

ITEM 7.  Financial Statements and Exhibits.

None.

ITEM 8.  Change in Fiscal Year.

None.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  ZETA CORPORATION


                                                  By: /s/ Harvinder Dhaliwal
                                                  --------------------------
                                                  Harvinder Dhaliwal, Director,
                                                  Secretary/Treasurer

Date: July 31, 2001

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